Exhibit 5.1
OPINION OF HALLETT & PERRIN
January 27, 2006
Docucorp International, Inc.
5400 LBJ Freeway, Suite 300
Dallas, Texas 75240
Re: Docucorp International, Inc. — Registration Statement on Form S-8
Gentlemen:
     We have served as counsel for Docucorp International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended, covering the issuance of a maximum of 3,400,000 shares (the “Shares”) of Common Stock, $.01 par value, of the Company to be issued in connection with the 1997 Equity Compensation Plan.
     We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed herein. Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered, will be duly and validly issued and outstanding, fully paid and non-assessable.
     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Hallett & Perrin, P.C.
Hallett & Perrin, P.C.

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